PART II

                             OTHER INFORMATION


Item 1 through 6

The information required by these items has been omitted as it is not applicable.


Reports Filed on Form 8-K

No reports on Form 8-K were filed during the nine months ended
September 30, 1994.


                                SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                         THE SOMERSET GROUP, INC.
                               (Registrant)





               By __________________________________________
                         Marni McKinney Jakubovie,
                             President and COO





               By __________________________________________
                            Joseph M. Richter,
                         Executive Vice President,
                             CFO and Treasurer


DATE:  Nobember 3, 1994


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